FOR IMMEDIATE RELEASE
April 19, 2007

For more information:
Mary C. Buhay
Senior Vice President, Corporate Communications
Medialink Worldwide Incorporated
Tel: (917) 327-7685
mbuhay@medialink.com

MEDIALINK’S McCARREN TO LEAVE COMPANY FOR NATIONAL PRESS CLUB

Medialink Public Affairs Group to be Honored with Bronze SABRE Award

WASHINGTON, April 19, 2007 – Bill McCarren, president of the Washington-based Medialink Public Affairs group, a media communications practice area of Medialink Worldwide Incorporated (Nasdaq: MDLK), will be leaving his position effective June 30, 2007, to accept a leadership position with the National Press Club.

McCarren, 51, had founded U.S. Newswire, a newswire distribution service for public interest news sources, and led it as president from its inception and through its seven-year history as a division of Medialink. U.S. Newswire was sold by Medialink in September 2006.

“We are deeply appreciative of the role that Bill has played in Medialink’s progress for more than seven years,” stated Larry Thomas, chief operating officer of Medialink. “His entrepreneurial vision drove the success of U.S. Newswire for two decades. Most importantly, Bill’s commitment has extended to the development of a talented team of media professionals, which is well prepared to continue to provide our public affairs clients with the counsel and capabilities they require to communicate with their intended audiences whether through broadcast or broadband media. The public affairs industry represents an attractive client base for Medialink’s digital media solutions, and we have taken an early leadership position because of the strong foundation that Bill has established.”

Underscoring the group’s recent success, the Company also announced that Medialink was recognized for its excellence in video production with a SABRE (Superior Achievement in Branding and Reputation) Bronze Award for its public service campaign on behalf of DC Vote, an organization that works to secure full voting rights in Congress for the residents of the District of Columbia. Medialink will accept its SABRE Award at a ceremony that will take place on May 8, 2007, in New York.

About Medialink:
Medialink (www.medialink.com) is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their intended audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming. Through its majority-owned subsidiaries, Medialink also provides Teletrax™, a global television tracking and media asset management service to help clients determine return on investment from their programming and advertising efforts. Teletrax is 76%-owned by Medialink and 24%-owned by Royal Philips Electronics. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London.

Medialink's McCarren to Leave Company for National Press Club;
Medialink Public Affairs Group to be Honored with Bronze SABRE Award

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated.  These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances.  We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty.  These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology;  our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results;  the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company.  Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.